UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 25, 2015 (November 19, 2015)

BUILDERS FIRSTSOURCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

(214) 880-3500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Other Events. Entry into a Material Definitive Agreement.

On November 19, 2015, Builders FirstSource, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, Deutsche Bank Securities Inc. (the “Underwriter”), and Warburg Pincus Private Equity IX, L.P., as a selling stockholder (the “Selling Stockholder”).

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Selling Stockholder agreed to sell to the Underwriter an aggregate of 7,000,000 shares of the Company’s common stock (the “Securities”) at a price of $13.05 per share. The Securities are being sold by the Selling Stockholder pursuant to a preliminary prospectus supplement, dated November 19, 2015, the final prospectus supplement, dated November  19, 2015, and the related prospectus dated November 26, 2014, each filed with the Securities and Exchange Commission, relating to the Company's registration statement on Form S-3 (File No. 333-199955), as amended by Pre-Effective Amendment No. 1 thereto.

The Company has agreed to indemnify the Underwriter against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If the Company is unable to provide the required indemnification, the Company has agreed to contribute to payments the Underwriter may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder and customary conditions to closing. The offering is expected to close on November 25, 2015, subject to the conditions stated in the Underwriting Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1.	Underwriting Agreement, dated November 19, 2015, among Builders FirstSource, Inc., Deutsche Bank Securities Inc. and Warburg Pincus Private Equity IX, L.P., as a selling stockholder.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

Date: November 25, 2015

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1.	Underwriting Agreement, dated November 19, 2015, among Builders FirstSource, Inc., Deutsche Bank Securities Inc. and Warburg Pincus Private Equity IX, L.P., as a selling stockholder.

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